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                                                                    EXHIBIT 11.1



                               CAERE CORPORATION





                        STATEMENT REGARDING COMPUTATION

                           OF NET EARNINGS PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                 YEARS ENDED DECEMBER 31
                                                                 -----------------------
                                                        1996                1995               1994
                                                        ----                ----               ----
Net earnings                                      $          396     $         2,397    $         2,384
                                                  ==============     ===============    ===============

Shares used in per share computation:

  Weighted average common shares outstanding              13,120              13,172             12,649

  Common stock equivalents                                   199                 366                487
                                                  --------------     ---------------    ---------------

                                                          13,319              13,538             13,136
                                                  ==============     ===============    ===============



Primary earnings per share                        $         0.03     $          0.18    $          0.18
                                                  ==============     ===============    ===============